Exhibit 10.2

GUARANTY This is an English translation of the original Japanese text and is for the convenience purpose only, and, therefore, in case of any discrepancy or conflict between the original Japanese text of this Guaranty and this translation, the former shall always prevail. Date: July 13, 2018 (Lenders) Sumitomo Mitsui Banking Corporation Development Bank of Japan Inc. Sumitomo Mitsui Trust Bank, Limited The Oita Bank, Ltd. The Bank of Fukuoka, Ltd. Debtor    Address Name (Do Not Sign Here)    (Seal) Joint and Several Guarantor Address    2045 East Innovation Circle, Tempe, AZ 85284, the United States of America Name    Amkor Technology, Inc. (Do Not Sign Here) Name: Title: The Joint and Several Guarantor shall be jointly and severally liable with the Debtor (if there is more than one Joint and Several Guarantor, then each of the Joint and Several Guarantors shall be jointly and severally liable with each other and with the Debtor) with respect to the following obligation owed by the Debtor to the above lenders (hereinafter referred to as “Banks”) as well as interest, damages and any and all other obligations incidental to the said obligation, pursuant to the Syndicated Loan Agreement dated July 13, 2018 (hereinafter referred to as “Original Agreement”). With respect to the performance of such obligations, the Joint and Several Guarantor hereby agrees to the following provisions of this Guaranty, as well as the provisions of the Original Agreement and the Agreement on Bank Transactions between the Debtor and the Banks. <Description of Obligation> 1.    Amount to be borrowed: 26 Billion Yen 2.    Final due date of repayment: July 18, 2023 Article 1 Even if any Bank changes or releases for such Bank’s convenience any security or other guarantees (relating to any of the Debtor’s obligations to such Bank), the Joint and Several Guarantor shall not claim to be released from its obligations hereunder. Article 2 The Joint and Several Guarantor shall not set off any obligation owed by the Debtor to any Bank against any of the Debtor’s deposits at such Bank or any other obligation of such Bank owed to the Debtor.

Article 3 (1) In the event that the Joint and Several Guarantor has separately submitted a guarantee with respect to the obligations arising from transactions between the Debtor and any Bank, such guarantee shall not be modified by this guarantee agreement. In addition, in the event the Joint and Several Guarantor has separately submitted a guarantee that provides for a maximum amount of the guarantee, the amount of the guarantee hereunder shall be added to such maximum amount of the guarantee. (2) The provisions of the preceding paragraph shall also apply in the event that the Joint and Several Guarantor provides any Bank with any additional guarantee(s) in the future with respect to transactions between the Debtor and such Bank. Article 4 (1) The Joint and Several Guarantor hereby declares that he does not fall under any of the categories of an organized crime group, a member of an organized crime group, a person for whom five years have not elapsed since the time the person ceased to be a member of an organized crime group, an associate of an organized crime group, a company affiliated with an organized crime group, a corporate racketeer, etc., a hoodlum disguised as a supporter of a social movement, etc., or white-collar crime group, etc., or any other person/entity similar to any of the above (hereinafter collectively referred to as “Organized Crime Group Member, etc.”), or fall under any of the following categories, at present and assures the same into the future: (i) an entity that has a recognizable relationship with an Organized Crime Group Member, etc., in which the management of the entity is controlled by the Organized Crime Group Member, etc.; (ii) an entity that has a recognizable relationship with an Organized Crime Group Member, etc., in which the Organized Crime Group Member, etc., is substantially involved in the management of the entity; (iii) an entity or person that has a recognizable relationship with an Organized Crime Group Member, etc., in which the entity or person wrongfully uses an Organized Crime Group Member, etc., for such purposes as unfairly benefiting the entity or person itself, the entity’s or the person’s own company or a third party, or causing damage to a third party; (iv) an entity or person that has a recognizable relationship with an Organized Crime Group Member, etc., in which the entity or person provides funds, etc. or other benefits to the Organized Crime Group Member, etc.; or. (v) an entity of which a board member, etc. or any other person who is substantially involved in the management of the entity has a socially condemnable relationship with an Organized Crime Group Member, etc.

(2) The Joint and Several Guarantor hereby assures that he will not perform any of the following acts by himself or by using a third party: (i) act of making demands in a violent manner; (ii) act of making unreasonable demands beyond the legal responsibility of the demanded party; (iii) act of using threatening language/behavior or using violence in relation to transactions; (iv) act of discrediting the Bank or disrupting the Bank’s operations by spreading rumors, using fraudulent means or force; or (v) any other act similar to any of the above. Article 5 This Guaranty shall be governed by the laws of Japan, and the Tokyo District Court shall have agreed non-exclusive jurisdiction over any disputes arising in connection with this Guaranty. END